    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1996

                                                      REGISTRATION NO. 333-04388
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 8

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          ADVANCED RADIO TELECOM CORP.
              (Currently Advanced Radio Technologies Corporation)
             (Exact name of registrant as specified in its charter)

           DELAWARE                           4812                          52-1348016
(State or Other Jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)          Identification No.)

                                                             VERNON L. FOTHERINGHAM
                                                             CHIEF EXECUTIVE OFFICER
         ADVANCED RADIO TELECOM CORP.                     ADVANCED RADIO TELECOM CORP.
      500 108TH AVENUE, N.E., SUITE 2600               500 108TH AVENUE, N.E., SUITE 2600
          BELLEVUE, WASHINGTON 98004                       BELLEVUE, WASHINGTON 98004
                (206) 688-8700                                   (206) 688-8700
  (Address, Including Zip Code, and Telephone        (Name, Address, Including Zip Code, and
 Number, Including Area Code, of Registrant's       Telephone Number, Including Area Code, of
         Principal Executive Offices)                          Agent for Service)

                                           COPIES TO:
      JAMES KARDON, ESQ.            JOHN D. WATSON, JR., ESQ.     W. THEODORE PIERSON, JR., ESQ.
       HAHN & HESSEN LLP                LATHAM & WATKINS              PIERSON & BURNETT, LLP
       350 FIFTH AVENUE           1001 PENNSYLVANIA AVE., N.W.    1667 K. STREET, N.W., SUITE 801
   NEW YORK, NEW YORK 10118          WASHINGTON, D.C. 20004           WASHINGTON, D.C. 20006
        (212) 736-1000                   (202) 637-2200                   (202) 466-3044

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          ADVANCED RADIO TELECOM CORP.
                             CROSS-REFERENCE SHEET
           PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING LOCATION
           IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM S-1

                  ITEM AND CAPTION IN FORM S-1                                    CAPTION IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus......................  Outside Front Cover Page of Prospectus
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Inside Front Cover Page of Prospectus; Outside Back
                                                                   Cover Page of Prospectus
       3.  Summary Information, Risk Factors and Ratio of
            Earnings to Fixed Charges...........................  Prospectus Summary; Risk Factors
       4.  Use of Proceeds......................................  Use of Proceeds
       5.  Determination of Offering Price......................  Outside Front Cover Page of Prospectus; Risk Factors;
                                                                   Underwriting
       6.  Dilution.............................................  Dilution; Shares Eligible for Future Sale
       7.  Selling Security Holders.............................  Not Applicable
       8.  Plan of Distribution.................................  Outside Front Cover Page of Prospectus; Underwriting
       9.  Description of Securities to be Registered...........  Outside Front Cover Page of Prospectus; Prospectus
                                                                   Summary; Description of Capital Stock; Shares
                                                                   Eligible for Future Sale
      10.  Interests of Named Experts and Counsel...............  Legal Matters; Experts
      11.  Information with Respect to the Registrant...........  Prospectus Summary; Risk Factors; The Company;
                                                                   Dividend Policy; Capitalization; Selected Historical
                                                                   Combined and Pro Forma Financial Data; Management's
                                                                   Discussion and Analysis of Financial Condition and
                                                                   Results of Operations; Business; Management;
                                                                   Principal Stockholders; Certain Transactions;
                                                                   Description of Capital Stock; Description of Certain
                                                                   Indebtedness; Financial Statements.
      12.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Not Applicable.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, not including the Representative's non-accountable expense allowance. Except for the SEC registration fee, the NASD filing fee and the Nasdaq listing fee, all of the amounts in the table below are estimated.

Securities and Exchange Commission registration fee................  $   19,628
NASD filing fee....................................................       5,718
Nasdaq listing fee.................................................      50,000
Accounting fees and expenses.......................................     568,600
Printing...........................................................     650,000
Blue Sky fees and expenses (including counsel fees)................      20,000
Legal fees and expenses............................................     620,000
Transfer Agent and Registrar fees and expenses.....................       2,500
Miscellaneous expenses.............................................      37,603
                                                                     ----------
TOTAL (estimated)..................................................  $1,974,049
                                                                     ----------
                                                                     ----------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party be reason of such position. If such person shall have acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

    Reference is made to Article Ninth of the Certificate of Incorporation of the Registrant, Section 6.4 of the By-laws and each of the Indemnification Agreements filed as Exhibits 10-5, 10-6, 10-7 and 10-8, respectively, to this Registration Statement for information regarding indemnification of directors and officers under certain circumstances.

    The Registrant has agreed to indemnify the Underwriters and their controlling persons, and the Underwriters have agreed to indemnify the Registrant and its controlling persons, against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"). Reference is made to the Underwriting Agreement filed as part of Exhibit 1-1 hereto.

    For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the Act, see Item 17 hereof.

    The Registrant's Certificate of Incorporation provides that every director, officer or agent of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he or she may sustain or incur in or about the execution of the duties of his or her office or otherwise in relation thereto, including any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his or her office or in relation thereto.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    TELECOM CLASS A AND B COMMON STOCK PRIVATE PLACEMENT

    In April 1995, the Company and Landover Holdings Corporation ("LHC") subscribed 340,000 shares of Telecom Class A common stock and 640,000 shares of Telecom Class B common stock, respectively, for $0.001 per share, which, after giving effect to anti-dilution adjustments and the February 1996 Reorganization, currently are equivalent upon conversion prior to the Offering to 3,641,111 shares and 2,650,414 shares, respectively, of Common Stock. In addition, Hedgerow Corporation of Maine ("Hedgerow") and Toro Financial Corp. ("Toro") subscribed 15,000 shares and 5,000 shares, respectively, of Telecom Class A common stock at the price of $0.001 per share, which, after giving effect to anti-dilution adjustments and the February 1996 Reorganization currently are equivalent upon conversion prior to the Offering to 160,637 shares and 53,546 shares of the Common Stock, respectively. The securities issued in the above transactions were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Act. The recipients made certain representations as to the nature of their investments and had adequacy of access to information about the Registrant.

    PREFERRED STOCK PRIVATE PLACEMENTS

    Between May 8, 1995 and November 13, 1995, the LHC Stock was diluted by purchases of series of Telecom preferred stock by E2-2, E2, E1 Holdings L.P. ("E1") and E2-3 Holdings, L.P. ("E2-3" and collectively with E1, E2 and E2-2, the "Landover Partnerships"), each a limited partnership whose general partner is controlled by LHC, in separate private placements. E2-2, which committed to purchase up to $3,500,000 of Telecom preferred stock matching other investors under the LHC Purchase Agreement, purchased 405,880 shares of Telecom Series A preferred stock (which converts into 1,918,705 shares of Common Stock upon completion of this offering) for an aggregate of $946,600, and LHC purchased 35,873 shares of such Telecom Series A preferred stock from E2-2 for $1,050,000 pursuant to an option. E2 purchased an aggregate of 105,823 shares of Telecom Series B preferred stock (which converts into 500,254 shares of Common Stock upon completion of this offering) for an aggregate of $842,400. E1 purchased 13,797 shares of Telecom Series A preferred stock (which converts into 65,222 shares of Common Stock upon completion of this offering) for an aggregate of $60,000 and 8,856 shares of Telecom Series B preferred stock (which converts into 41,865 shares of Common Stock upon completion of this offering) for an aggregate of $38,300. E2-3 purchased an aggregate of 7,363 shares of Telecom Series C preferred stock (which converts into 34,807 shares of Common Stock upon completion of this offering) for an aggregate of $112,700. All of the Landover Partnerships will liquidate upon completion of this offering. The securities issued in each of the foregoing transactions were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act.

    On November 9, 1995, Telecom sold 61,640 shares of Telecom Series D preferred stock (which convert into 291,390 shares of Common Stock upon completion of this offering) for $2,000,000 in a private placement. Telecom simultaneously redeemed 293,791 shares of Telecom common stock from LHC for $2,000,000. In connection with the February 1996 Reorganization described below, LHC granted to the holders of Telecom Series D preferred stock a contingent option to purchase 145,685 shares of Telecom common stock at a nominal price (the "Series D/LHC Option"), which option expires upon completion of this offering.

    On November 13, 1995, Global Private Equity II, L.P., Advent Partners Limited Partnership and Advent International Investors II L.P. each a limited partnership controlled by Advent International Corporation, (collectively, "Advent") purchased for an aggregate of $5,000,000, (i) one share of ART's Series A Redeemable Preferred Stock for a purchase price of $50,000 and (ii) the Company's 10% Secured Convertible Demand Promissory Notes in the aggregate principal amount of $4,950,000. In connection with the February 1996 Reorganization, Advent exchanged such Preferred Stock and Note for 232,826 shares of Telecom Series E preferred stock (which converts into 1,100,632 shares of Common Stock upon completion of this Offering), $0.001 par value per share. The securities issued in each of the foregoing transactions were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act. Advent made certain representations as to the nature of its investment and had adequate access to information about the Registrant.

    On February 2, 1996, Ameritech Development Corp. ("Ameritech") purchased for an aggregate of $2,500,000 48,893 shares of Telecom Series F preferred stock, par value $0.001 per share, (the "Ameritech Financing") convertible into 231,131 shares of Common Stock upon completion of this offering. In addition, Telecom entered into the Ameritech Strategic Distribution Agreement and in connection therewith granted to Ameritech a ten-year warrant to purchase 318,959 shares of Telecom common stock exercisable at a nominal price per share (the "Ameritech Warrant"). The securities issued in each of the foregoing transactions were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act. Ameritech made certain representations as to the nature of its investment and had adequate access to information about the Registrant.

    MARCH BRIDGE NOTES

    On March 8, 1996, Telecom issued in a private placement $5,000,000 principal amount of two year, 10% unsecured notes (the "March Bridge Notes") and five-year warrants to purchase up to an aggregate of 400,000 shares of Telecom common stock at a price of $17.1875 per share (the "March Bridge Warrants") to investors including: (i) affiliates of J.C. Demetree, Jr. and Mark Demetree, directors of the Company; (ii) the Advent Partnerships; and (iii) Ameritech, who invested $700,000, $725,000 and $750,000 in the March Bridge Notes and March Bridge Warrants, respectively.

    EQUIPMENT FINANCING

    On April 1, 1996, CRA, Inc. ("CRA") entered into a secured equipment financing with Telecom (the "Equipment Financing") for the purchase from P-Com of 38 GHz radio equipment. To evidence its obligations and the Equipment Financing, Telecom issued in favor of CRA a $2,445,000 promissory note, payable in 24 monthly installments of $92,694 with a final payment equal to $642,305 due April 1, 1998. The securities issued in the foregoing transaction were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act.

    COMMCOCCC ACQUISITION


    On July 3, 1996, the Company entered into the CommcoCCC Agreement to acquire 129 38 GHz wireless broadband authorizations from CommcoCCC, Inc. in exchange for 6,000,000 shares of Common Stock. The stockholders of CommcoCCC simultaneously loaned $3.0 million on a secured, subordinated basis bearing interest at the prime rate and payable on September 30, 1996 and issued three-year warrants to acquire 18,182 shares of Common Stock at $24.75 per share. In connection with an October 1996 amendment to the CommcoCCC Agreement, the Company modified the terms of such warrants, reduced the exercise price of such warrants to $17.1875 per share and increased the number of shares issuable upon exercise to 87,272 shares. The securities to be issued in the foregoing transaction will be offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act.


    SEPTEMBER BRIDGE FINANCING

    In August 1996, the Company received commitments for $3.0 million of 14.75% unsecured notes due March 1998 (the "September Bridge Notes"). The September Bridge Notes were funded from August 30, 1996 to October 1996. In October 1996, the Company received an additional $1.0 millon of proceeds therefrom. The Company also issued five-year warrants to purchase up to an aggregate of 116,364 shares of Common Stock at a price of $17.1875 per share (the "September Bridge Warrants") to private investors including the Advent Partnerships, Ameritech, LHC and affiliates of J.C. Demetree, Jr. and Mark C. Demetree. The securities issued in the foregoing transaction were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act.

    CIBC FINANCING


    The Company has entered into commitment letters (subject to definitive documentation) with certain investors (the "Noteholders") which provide for the issuance of $50,000,000 of the Company's $12.5% Senior Secured Notes due 1998 (the "Senior Secured Notes") at any time, at the Company's option, during the period commencing upon consummation of the Offering until 90 days thereafter (the "CIBC Financing"). The interest rate on the Senior Secured Notes will increase by 0.5% for each three-month period after the consummation of the Offering until such time as the Senior Secured Notes have been repaid. The Company will issue ten-year warrants at a nominal exercise price to the Noteholders upon each of the following events: (i) the consummation of the Offering, (ii) the issuance of the Senior Secured Notes and (iii) if the Senior Secured Notes continue to be outstanding six months after the date of the consummation of the Offering and, at various times thereafter. The Senior Secured Notes must be repaid with the proceeds of any future debt and equity financings. The securities issued in the foregoing transaction were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

    The following exhibits were delivered with this Registration Statement, or will be delivered by amendment, for filing:


      1-1  Purchase Agreement.**
      2-1  (a) Amended and Restated Certificate of Incorporation and Bylaws of
            Registrant.**
           (b) Amendment to Amended and Restated Certificate of Incorporation.**

           (c) Second Amended and Restated Certificate of Incorporation (to be effective prior to the consummation of the Offering) and Restated and Amended Bylaws
            (effective on the date of the Prospectus) of Registrant.*
      4-1  Specimen of Common Stock Certificate.(3)
      4-2  Omitted
      4-3  Form of Lock-Up Agreement.**
      4-4  Omitted
      5-1  Opinion and Consent of Hahn & Hessen LLP, counsel for the Registrant, with respect to the Registrant's Common Stock.**
      9-1  (a) Voting Trust Agreement.**
           (b) Form of Trustee Indemnification Agreement.**
           (c) Voting Agreement.**
           (d) Confidentiality Agreement.**
     10-1  Employment and Consulting Agreements.
           (a) Vernon L. Fotheringham, dated December 16, 1995.**
           (b) Steven D. Comrie, dated February 2, 1996.**
           (c) W. Theodore Pierson, Jr., dated May 8, 1995 and effective January 1, 1995.**
           (d) I. Don Brown, dated February 16, 1996.**
           (e) Charles Menatti, dated March 8, 1996.**
           (f) James D. Miller, dated February 1, 1996.**
           (g) Thomas A. Grina, dated April 26, 1996.(1)
     10-2  (a) Second Amended and Restated Certificate of Incorporation and By-laws of
            Telecom (filed as Exhibit 2-1 to the Registration Statement on Form S-1 of the
            Company dated May 2, 1996).**
           (b) Certificate of Incorporation of ART Merger Corporation (to become the
            Certificate of Incorporation of Telecom upon the completion of the Merger).**
     10-3  Form of Director Indemnification Agreement.**
     10-4  (a) Registrant's Equity Incentive Plan, as amended.**
           (b) Form of Stock Option Agreement.**
     10-5  (a) Registrant's 1996 Non-Employee Directors Automatic Stock Option Plan.**
           (b) Form of Non-Employee Directors Stock Option Agreement.**
     10-6  Stock Option Agreements.
           (a) Comrie Non-Qualified Stock Option Agreement.**
           (b) Comrie Incentive Stock Option Agreement.**
     10-7  Management Consulting Agreement with Landover Holdings Corporation, dated
            November 13, 1995.**
     10-8  (a) ART West Joint Venture Agreement dated April 4, 1995, with Extended
               Communications, Inc.**
           (b) Put/Call Agreement dated October 1, 1994, with Extended Communications,
               Inc.**
           (c) Services Agreement dated October 1, 1994, with Extended Communications,
               Inc.**
           (d) Amendment dated April 4, 1995 to the Put/Call Agreement dated October 1,
            1994, with Extended Communications, Inc.**
           (e) Asset Purchase Agreement dated June 24, 1996 with Extended Communications,
               Inc.**
           (f) Management Agreement dated June 1, 1996 with ART West Partnership.**
     10-9  (a) Put/Call Agreement dated September 1, 1994 with DCT Communications, Inc.**
           (b) Services Agreement dated September 1, 1994 with DCT Communications, Inc.**
           (c) Term Sheet dated April 26, 1996 with DCT.**
           (d) Purchase Agreement with DCT dated July 1, 1996.**
           (e) Amendment to Services Agreement dated June 1996 with DCT.**

    10-10  (a) Asset Purchase Agreement dated April 4, 1995 with EMI Communications
               Corporation.**
           (b) $1,500,000 Nonnegotiable and Nontransferable Promissory Note.**
           (c) Maintenance Agreement dated November 14, 1995 with EMI Communications
               Corporation.**
           (d) Agreement dated November 14, 1995 with EMI Communications Corporations.**
    10-11  38 GHz Radio Links Purchase Agreement dated August 11, 1995 with P-Com, Inc.+**
    10-12  (a) Agreement dated May 25, 1995 with Telecom One.++
           (b) Services Agreement dated April 24, 1996 with Telecom One.**
           (c) Asset Purchase Agreement and Management Agreement with Telecom One dated
            June 27, 1996.**
    10-13  Agreement dated April 25, 1996 with GTE.**
    10-14  Software License Agreement dated March 29, 1996 with GTE.**
    10-15  Agreement dated July 12, 1995 with Southeast Research Partners, Inc.**
    10-16  Agreement dated March 1, 1995 with High Sky Limited Partnership, High Sky II
            Limited Partnership, Vernon L. Fotheringham, W. Theodore Pierson, Jr., and F.
            Thomas Tuttle.**
    10-17  Stock Purchase Agreement dated May 8, 1995 with Vernon L. Fotheringham, W.
            Theodore Pierson, Jr., High Sky Limited Partnership, High Sky II Limited
            Partnership, and Extended Communications, Inc.**
    10-18  (a) Purchase Agreement dated April 21, 1995 with Landover Holdings
               Corporation.**
           (b) Letter Agreement dated May 8, 1995 with the Demetrees, Telecom and Landover
               Holdings Corporation.**
           (c) Letter Agreement dated November 13, 1995 with Telecom, E2-2 Holdings, L.P.
            and the Demetrees.**
    10-19  Restated and Amended Stockholders' Agreement dated February 2, 1996 with Telecom and the stockholders of each of Telecom and the Company.**
    10-20  Second Restated and Amended Registration Rights Agreement dated July 3, 1996 with Telecom and the stockholders of each of Telecom and the Company.**
    10-21  Services Agreement dated May 8, 1995 with Telecom.**
    10-22  Option Agreement dated February 2, 1996 with Telecom.**
    10-23  (a) Securities Purchase Agreement dated November 13, 1995 with Telecom, Vernon
               Fotheringham, W. Theodore Pierson, Jr., the stockholders of Telecom named therein and the Advent Partnerships.**
           (b) Exchange Agreement dated February 2, 1996 with Telecom and the Advent
               Partnerships.**
    10-24  (a) Securities Purchase Agreement dated February 2, 1996 with Telecom and
               Ameritech Development Corporation ("Ameritech"), including letter of intent.**
           (b) Warrant issued on February 2, 1996 to Ameritech.**
           (c) Put/Call Agreement dated February 2, 1996 with Ameritech.**
    10-25  Strategic Distribution Agreement dated April 29, 1996 with Ameritech.**
    10-26  Second Restated and Amended Merger Agreement and Plan of Reorganization dated
            October 11, 1996 between the Company, Merger Sub and Telecom.**
    10-27  (a) $2,445,000 Promissory Note in favor of CRA, Inc. ("CRA").**
           (b) Security Agreement with CRA (including UCC-1 Financing Statement).**
           (c) Indemnity Agreement.**
           (d) Form of Indemnity Warrant.**
    10-28  Omitted.
    10-29  (a) Purchase Agreement dated April 26, 1996 with Harris Corporation Farinon
               Division ("Harris").(1)+
           (b) PCS Marketing Agreement dated April 26, 1996 with Harris.(1)+

    10-30  Form of Subscription Agreement dated March 8, 1996, including Forms of Bridge
            Note and Bridge Warrant.**
    10-31  (a) Asset Acquisition Agreement and Plan of Reorganization dated July 3, 1996 with CommcoCCC, Inc.**
           (b) Form of Note issued to Commco, L.L.C.**
           (c) Form of Note issued to Columbia Capital Corporation.**
           (d) Form of Warrant issued to Commco, L.L.C.**
           (e) Form of Warrant issued to Columbia Capital Corporation.**
           (f) Option Agreement dated July 3, 1996 with Commco, L.L.C.**
           (g) Security Agreement dated June 27, 1996 with Columbia Capital Corporation.**
           (h) Form of Noncompetition Agreement with CommcoCCC.**
           (i) CommcoCCC Management Agreement dated July 3, 1996.**
           (j) Right of First Offer Agreement dated July 3, 1996.**
           (k) Engagement Letter with Montgomery Securities dated May 23, 1996.**
           (l) Agreement to Lease between COMMCO, L.L.C. and Advanced Radio Technologies
            Corporation.**
           (m) Extension Agreement.**
           (n) Amendment No. 1 to Asset Acquisition Agreement and Plan of Reorganization.**
    10-32  Letter of Intent dated April 29, 1996 with Helioss Communications Inc.**
    10-33  Letter of Intent dated March 26, 1996 with Advantage Telecom, Inc.**
    10-34  (a) Consulting Agreement dated March 1, 1996 with Trond Johannesen.**
           (b) Shareholders Agreement.**
           (c) License and Support Agreement, dated September 30, 1996 (United Kingdom).**
           (d) License and Support Agreement, dated September 30, 1996 (Sweden).**
    10-35  Form of Subscription Agreement dated September 1996, including Forms of
            September Bridge Note and September Bridge Warrant.**
    10-36  Memorandum of Terms with Advantage Telecom, Inc.**
    10-37  Installation Services Agreement dated October 2, 1996 with Teleport
            Communications Group, Inc.**
    10-38  (a) Commitment Letter.**
           (b) Form of Senior Secured Credit Agreement with CIBC.
           (c) Form of Senior Secured Notes.
           (d) Form of CIBC Warrants.
           (e) Form of Security Agreement.
    10-39  Master Service Agreements.
           (a) Microwave Partners, d/b/a Astrolink Communications Inc., dated October 3,
            1996.**
           (b) American PCS, L.P., dated July 29, 1996.**
           (c) Message Center Management, Inc., dated September 19, 1996.**
           (d) NEXTLINK Communications, LLC, dated October 13, 1996.**
           (e) GST Telecom, Inc., dated October 11, 1996.**
           (f) CAIS, Inc., dated October 1996.**
           (g) DIGEX, Incorporated, dated October 1996.**
           (h) Brooks Fiber Properties, Inc. dated October 1996.**
    10-40  MFS Communications Company, Inc. Agreements.**
    10-41  Services Agreement dated as of October 29, 1996 with ICG Telecom Group, Inc. and
            Pacific & Eastern Digital Transmission Services, Inc.**

       11  Computation of Pro Forma Net Loss Per Share of Common Stock.**
       12  Computation of Ratio of Earnings to Fixed Charges.(1)
       21  Subsidiaries of the Registrant.**
    23(a)  Consent of the Registrant's Independent Accountants.
    23(b)  Consent of the Registrant's Counsel (Included in Exhibit 5-1).**
       25  Omitted


------------------------
 * To be filed by amendment.
** Previously filed.
 + Confidential treatment requested for the deleted portions of this document. ++ Withdrawn pursuant to Rule 477 of the Securities Act of 1933, as amended.
(1) Filed with the Registration Statement on Form S-1 of the Company dated May 15, 1996 (SEC Reg. No. 333-03735) ("Unit Registration Statement").
(2) Filed with Amendment No. 1 to Unit Registration Statement dated July 3,
    1996.
(3) Filed with Amendment No. 2 to Unit Registration Statement.
(4) Filed with Amendment No. 4 to Unit Registration Statement.

ITEM 17.  UNDERTAKINGS.

    Insofar as indemnification for liabilities under the Act may be permitted to directors, officers and controlling person of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to provide the Underwriters at the closing specified in the Underwriting Agreement certificates in such denomination and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on November 4, 1996.


                                          Advanced Radio Technologies
                                          Corporation

                                          By:          /s/ THOMAS GRINA

                                             -----------------------------------
                                                       Thomas A. Grina
                                              EXECUTIVE VICE PRESIDENT AND CHIEF
                                                      FINANCIAL OFFICER


                      SIGNATURES                                     TITLE                         DATE
------------------------------------------------------  --------------------------------  -----------------------

                 /s/ VERNON L. FOTHERINGHAM
     -------------------------------------------        Chairman, Chief Executive            November 4, 1996
                Vernon L. Fotheringham                   Officer and Director

                                     *
     -------------------------------------------        President, Chief Operating           November 4, 1996
                   Steven D. Comrie                      Officer and Director

                       /s/ THOMAS A. GRINA
     -------------------------------------------        Executive Vice President and         November 4, 1996
                   Thomas A. Grina                       Chief Financial Officer

                                     *
     -------------------------------------------        Director                             November 4, 1996
                    J.C. Demetree

                                     *
     -------------------------------------------        Director                             November 4, 1996
                   Mark C. Demetree

                                     *
     -------------------------------------------        Director                             November 4, 1996
                   Matthew C. Gove

                                     *
     -------------------------------------------        Director                             November 4, 1996
                   Andrew I. Fillat

                                     *
     -------------------------------------------        Director                             November 4, 1996
                Laurence S. Zimmerman


*By:                             /s/ THOMAS A. GRINA
    ------------------------------------------
                                  Thomas A. Grina
                                  ATTORNEY-IN-FACT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Vernon L. Fotheringham and Thomas A. Grina, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, including one or more registration statements that may be filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done in virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURES                                         TITLE                         DATE
------------------------------------------------------  ---------------------------------------  ----------------

                 /s/ VERNON L. FOTHERINGHAM
     -------------------------------------------        Chairman, Chief Executive Officer and       July 26, 1996
                Vernon L. Fotheringham                   Director

                      /s/ STEVEN D. COMRIE
     -------------------------------------------        President, Chief Operating Officer and      July 26, 1996
                   Steven D. Comrie                      Director

                  /s/ LAURENCE S. ZIMMERMAN
     -------------------------------------------        Director                                    July 26, 1996
                Laurence S. Zimmerman

                     /s/ J. C. DEMETREE, JR.
     -------------------------------------------        Director                                    July 26, 1996
                 J. C. Demetree, Jr.

                      /s/ MARK C. DEMETREE
     -------------------------------------------        Director                                    July 26, 1996
                   Mark C. Demetree

                       /s/ MATTHEW C. GOVE
     -------------------------------------------        Director                                    July 26, 1996
                   Matthew C. Gove

                      /s/ ANDREW I. FILLAT
     -------------------------------------------        Director                                    July 26, 1996
                   Andrew I. Fillat

                               INDEX TO EXHIBITS


EXHIBITS                                          DESCRIPTION                                           PAGE
----------  ----------------------------------------------------------------------------------------  ---------
       1-1  Purchase Agreement.**
       2-1  (a) Amended and Restated Certificate of Incorporation and Bylaws of Registrant.**
            (b) Amendment to Amended and Restated Certificate of Incorporation.**
            (c) Second Amended and Restated Certificate of Incorporation (to be effective prior to the consummation of the Offering) and Restated and Amended Bylaws (effective on the date of the Prospectus) of Registrant.*
       4-1  Specimen of Common Stock Certificate.(3)
       4-2  Omitted
       4-3  Form of Lock-Up Agreement.**
       4-4  Omitted.
       5-1  Opinion and Consent of Hahn & Hessen LLP, counsel for the Registrant, with respect to the Registrant's Common Stock.**
       9-1  (a) Voting Trust Agreement.**
            (b) Form of Trustee Indemnification Agreement.**
            (c) Voting Agreement.**
            (d) Confidentiality Agreement.**
      10-1  Employment and Consulting Agreements.
            (a) Vernon L. Fotheringham, dated December 16, 1995.**
            (b) Steven D. Comrie, dated February 2, 1996.**
            (c) W. Theodore Pierson, Jr., dated May 8, 1995 and effective January 1, 1995.**
            (d) I. Don Brown, dated February 16, 1996.**
            (e) Charles Menatti, dated March 8, 1996.**
            (f) James D. Miller, dated February 1, 1996.**
            (g) Thomas A. Grina, dated April 26, 1996.(1)
      10-2  (a) Second Amended and Restated Certificate of Incorporation and By-laws of Telecom
             (filed as Exhibit 2-1 to the Registration Statement on Form S-1 of the Company dated
             May 2, 1996).**
            (b) Certificate of Incorporation of ART Merger Corporation (to become the Certificate of
             Incorporation of Telecom upon the completion of the Merger).**
      10-3  Form of Director Indemnification Agreement.**
      10-4  (a) Registrant's Equity Incentive Plan, as amended.**
            (b) Form of Stock Option Agreement.**
      10-5  (a) Registrant's 1996 Non-Employee Directors Automatic Stock Option Plan.**
            (b) Form of Non-Employee Directors Stock Option Agreement.**
      10-6  Stock Option Agreements.
            (a) Comrie Non-Qualified Stock Option Agreement.**
            (b) Comrie Incentive Stock Option Agreement.**
      10-7  Management Consulting Agreement with Landover Holdings Corporation, dated November 13,
             1995.**
      10-8  (a) ART West Joint Venture Agreement dated April 4, 1995, with Extended Communications,
                Inc.**
            (b) Put/Call Agreement dated October 1, 1994, with Extended Communications, Inc.**
            (c) Services Agreement dated October 1, 1994, with Extended Communications, Inc.**
            (d) Amendment dated April 4, 1995 to the Put/Call Agreement dated October 1, 1994, with
                Extended Communications, Inc.**
            (e) Asset Purchase Agreement dated June 24, 1996 with Extended Communications, Inc.**

EXHIBITS                                          DESCRIPTION                                           PAGE
----------  ----------------------------------------------------------------------------------------  ---------
            (f) Management Agreement dated June 1, 1996 with ART West Partnership.**
      10-9  (a) Put/Call Agreement dated September 1, 1994 with DCT Communications, Inc.**
            (b) Services Agreement dated September 1, 1994 with DCT Communications, Inc.**
            (c) Term Sheet dated April 26, 1996 with DCT.**
            (d) Purchase Agreement with DCT dated July 1, 1996.**
            (e) Amendment to Services Agreement dated June 1996 with DCT.**
     10-10  (a) Asset Purchase Agreement dated April 4, 1995 with EMI Communications Corporation.**
            (b) $1,500,000 Nonnegotiable and Nontransferable Promissory Note.**
            (c) Maintenance Agreement dated November 14, 1995 with EMI Communications Corporation.**
            (d) Agreement dated November 14, 1995 with EMI Communications Corporations.**
     10-11  38 GHz Radio Links Purchase Agreement dated August 11, 1995 with P-Com, Inc.+
     10-12  (a) Agreement dated May 25, 1995 with Telecom One.++
            (b) Services Agreement dated April 24, 1996 with Telecom One.**
            (c) Asset Purchase Agreement and Management Agreement with Telecom One dated June 27,
             1996.**
     10-13  Agreement dated April 25, 1996 with GTE.**
     10-14  Software License Agreement dated March 29, 1996 with GTE.**
     10-15  Agreement dated July 12, 1995 with Southeast Research Partners, Inc.**
     10-16  Agreement dated March 1, 1995 with High Sky Limited Partnership, High Sky II Limited
             Partnership, Vernon L. Fotheringham, W. Theodore Pierson, Jr., and F. Thomas Tuttle.**
     10-17  Stock Purchase Agreement dated May 8, 1995 with Vernon L. Fotheringham, W. Theodore
             Pierson, Jr., High Sky Limited Partnership, High Sky II Limited Partnership, and
             Extended Communications, Inc.**
     10-18  (a) Purchase Agreement dated April 21, 1995 with Landover Holdings Corporation.**
            (b) Letter Agreement dated May 8, 1995 with the Demetrees, Telecom and Landover Holdings
                Corporation.**
            (c) Letter Agreement dated November 13, 1995 with Telecom, E2-2 Holdings, L.P. and the
                Demetrees.**
     10-19  Restated and Amended Stockholders' Agreement dated February 2, 1996 with Telecom and the stockholders of each of Telecom and the Company.**
     10-20  Second Restated and Amended Registration Rights Agreement dated July 3, 1996 with
             Telecom and the stockholders of each of Telecom and the Company.**
     10-21  Services Agreement dated May 8, 1995 with Telecom.**
     10-22  Option Agreement dated February 2, 1996 with Telecom.**
     10-23  (a) Securities Purchase Agreement dated November 13, 1995 with Telecom, Vernon
                Fotheringham, W. Theodore Pierson, Jr., the stockholders of Telecom named therein and the Advent Partnerships.**
            (b) Exchange Agreement dated February 2, 1996 with Telecom and the Advent
                Partnerships.**
     10-24  (a) Securities Purchase Agreement dated February 2, 1996 with Telecom and Ameritech
                Development Corporation ("Ameritech"), including letter of intent.**
            (b) Warrant issued on February 2, 1996 to Ameritech.**
            (c) Put/Call Agreement dated February 2, 1996 with Ameritech.**

EXHIBITS                                          DESCRIPTION                                           PAGE
----------  ----------------------------------------------------------------------------------------  ---------
     10-25  Strategic Distribution Agreement dated April 29, 1996 with Ameritech.**
     10-26  Second Restated and Amended Merger Agreement and Plan of Reorganization dated October
             11, 1996 between the Company, Merger Sub and Telecom.**
     10-27  (a) $2,445,000 Promissory Note in favor of CRA, Inc. ("CRA").**
            (b) Security Agreement with CRA (including UCC-1 Financing Statement).**
            (c) Indemnity Agreement.**
            (d) Form of Indemnity Warrant.**
     10-28  Memorandum of Terms of Development and Procurement Agreement with American Wireless with
             Extension Agreement dated April 25, 1996.**
     10-29  (a) Purchase Agreement dated April 26, 1996 with Harris Corporation Farinon Division
                ("Harris") (confidential treatment requested for certain terms).(1)
            (b) PCS Marketing Agreement dated April 26, 1996 with Harris (confidential treatment requested for certain terms).(1)
     10-30  Form of Subscription Agreement dated March 8, 1996, including Forms of Bridge Note and
             Bridge Warrant.**
     10-31  (a) Asset Acquisition Agreement and Plan of Reorganization dated July 3, 1996 with
             CommcoCCC, Inc.**
            (b) Form of Note issued to Commco, L.L.C.**
            (c) Form of Note issued to Columbia Capital Corporation.**
            (d) Form of Warrant issued to Commco, L.L.C.**
            (e) Form of Warrant issued to Columbia Capital Corporation.**
            (f) Option Agreement dated July 3, 1996 with Commco, L.L.C.**
            (g) Security Agreement dated June 27, 1996 with Columbia Capital Corporation.**
            (h) Form of Noncompetition Agreement with CommcoCCC.**
            (i) CommcoCCC Management Agreement dated July 3, 1996.**
            (j) Right of First Offer Agreement dated July 3, 1996.**
            (k) Engagement Letter with Montgomery Securities dated May 23, 1996.**
            (l) Agreement to Lease Between COMMCO, L.L.C. and Advanced Radio Technologies
             Corporation.**
            (m) Extension Agreement.**
            (n) Amendment No. 1 to Asset Acquisition Agreement and Plan of Reorganization.**
     10-32  Letter of Intent dated April 29, 1996 with Helioss Communications Inc.**
     10-33  Letter of Intent dated March 26, 1996 with Advantage Telecom, Inc.**
     10-34  (a) Consulting Agreement dated March 1, 1996 with Trond Johannesen.**
            (b) Shareholders Agreement.**
            (c) License and Support Agreement, dated September 30, 1996 (United Kingdom).**
            (d) License and Support Agreement, dated September 30, 1996 (Sweden).**
     10-35  Form of Subscription Agreement dated September 1996, including Forms of Bridge Note and
             Bridge Warrant.**
     10-36  Memorandum of Terms with Advantage Telecom, Inc.**
     10-37  Installation Services Agreement dated October 2, 1996 with Teleport Communications
             Group, Inc.**
     10-38  (a) Commitment Letter.**
            (b) Senior Secured Credit Agreement with CIBC.
            (c) Form of Senior Secured Notes.
            (d) Form of CIBC Warrants.
            (e) Security Agreement.

EXHIBITS                                          DESCRIPTION                                           PAGE
----------  ----------------------------------------------------------------------------------------  ---------
     10-39  Master Service Agreements
            (a) Microwave Partners, d/b/a Astrolink Communications Inc., dated October 3, 1996.**
            (b) American PCS, L.P., dated July 29, 1996.**
            (c) Message Center Management, Inc., dated September 19, 1996.**
            (d) NEXTLINK Communications, LLC, dated October 13, 1996.**
            (e) GST Telecom, Inc., dated October 11, 1996.**
            (f) CAIS, Inc., dated October 1996.**
            (g) DIGEX, Incorporated, dated October 1996.**
            (h) Brooks Fiber Properties, Inc. dated October 1996.**
     10-40  MFS Communications Company, Inc. Agreements.**
     10-41  Services Agreement dated as of October 29, 1996 with ICG Telecom Group, Inc. and Pacific
             & Eastern Digital Transmission Services, Inc.**
        11  Computation of Pro Forma Net Loss Per Share of Common Stock.**
        12  Computation of Ratio of Earnings to Fixed Charges.(1)
        21  Subsidiaries of the Registrant.**
     23(a)  Consent of the Registrant's Independent Accountants.
     23(b)  Consent of the Registrant's Counsel (Included in Exhibit 5-1).**
        25  Omitted


------------------------
 * To be filed by amendment.
** Previously filed.
 + Confidential treatment requested for the deleted portions of this document. ++ Withdrawn pursuant Rule 477 of the Securities Act of 1933, as amended.
(1) Filed with the Registration Statement on Form S-1 of the Company dated May 15, 1996 (SEC Reg. No. 333-03735) ("Unit Registration Statement").
(2) Filed with Amendment No. 1 to Unit Registration Statement.
(3) Filed with Amendment No. 2 to Unit Registration Statement.
(4) Filed with Amendment No. 4 to Unit Registration Statement.